Exhibit 99.1


RICHARD LEVIN (CA State Bar No. 66578)
PETER W. CLAPP (CA State Bar No. 104307)
STEPHEN J. LUBBEN (CA State Bar No. 190338)
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California  90071-3144
Telephone: 213/687-5000
Facsimile:  213/687-5600

Proposed Attorneys for ZiLOG, Inc. and
ZiLOG-MOD III, Inc., Debtors and Debtors in Possession



                       UNITED STATES BANKRUPTCY COURT

                      NORTHERN DISTRICT OF CALIFORNIA

                             San Jose Division

In re                                                )     Case Nos.
                                                     )
                                                     )
ZiLOG, INC., and                                     )
ZiLOG-MOD III, INC.,                                 )     Chapter 11
                                                     )
                                    Debtors.         )    (Jointly Administered)
                                                     )
Debtors' Mailing Address:                            )
532 Race Street                                      )
San Jose, California 95126                           )
                                                     )
Fed. Tax I.D. 13-3092996.                            )
------------------------------------------)




                    Debtors' Joint Reorganization Plan,
                        dated as of January 22, 2002



                             TABLE OF CONTENTS



ARTICLE I DEFINITIONS, RULES OF INTERPRETATION, AND CONSTRUCTION............1

ARTICLE II TREATMENT OF UNCLASSIFIED CLAIMS................................15
   2.1      Non-Classification.............................................15
   2.2      Administrative Claims..........................................15
   2.3      Priority Tax Claims............................................16

ARTICLE III CLASSIFICATION OF CLAIMS AND INTERESTS.........................16

ARTICLE IV TREATMENT OF CLAIMS AND INTERESTS...............................17
   4.1      Class 1 - Other Priority Claims................................17
   4.2      Class 2 - Secured Lender Claims................................18
   4.3      Class 3 - Senior Note Claims...................................18
   4.4      Class 4 - Other Secured Claims.................................19
   4.5      Class 5 - General Unsecured Claims.............................19
   4.6      Class 6 - MOD III Stock........................................20
   4.7      Class 7 - Old Preferred Stock..................................20
   4.8      Class 8 - Old Common Stock.....................................20

ARTICLE V ALLOWANCE AND RESOLUTION OF CLAIMS...............................20
   5.1      Allowed Claims.................................................20
   5.2      Full Satisfaction..............................................21
   5.3      Postpetition Interest..........................................21
   5.4      Alternative Treatment..........................................21
   5.5      Claims Objection Deadline; Prosecution of Objections...........21
   5.6      Claim Resolution...............................................22
   5.7      Indenture Trustee Charging Lien................................22

ARTICLE VI DISTRIBUTIONS...................................................22
   6.1      Disbursing Agent...............................................22
   6.2      Distributions to Holders of Senior Note Claims.................22
   6.3      Means of Cash Payment..........................................24
   6.4      Delivery of Distributions......................................24
   6.5      Distribution Reserve...........................................24
   6.6      Distributions Relating to Allowed Insured Claims...............25
   6.7      Fractional Distributions.......................................25
   6.8      Withholding and Reporting Requirements.........................26
   6.9      Defenses; Setoffs..............................................26
   6.10     Exemption from Certain Transfer Taxes..........................26

ARTICLE VII MEANS FOR IMPLEMENTATION OF THE PLAN...........................27
   7.1      Plan Funding...................................................27
   7.2      Amended and Restated Financing Agreement.......................27
   7.3      Cancellation of Old Stock, Senior Notes,
            MOD III Guarantee, Etc.........................................27
   7.4      New ZiLOG Common Stock.........................................28
   7.5      Registration of New ZiLOG Common Stock.........................28
   7.6      MOD III Subsidiary Transactions................................28
   7.7      Sale of Non-Operating Assets...................................33
   7.8      Section 1145 Exemption.........................................33
   7.9      Revesting of Assets; Release of Liens..........................34
   7.10     Discharge of Debtors and Injunction............................34
   7.11     Waiver of Certain Actions......................................34
   7.12     Mutual Releases; Preservation of Certain Actions...............34
   7.13     Term of Injunctions or Stays...................................35

ARTICLE VIII CORPORATE GOVERNANCE AND MANAGEMENT  OF REORGANIZED DEBTORS...36
   8.1      Directors, Officers and Employees of Reorganized Debtors.......36
   8.2      Management Incentive Plan......................................38
   8.3      New Certificate of Incorporation and New Bylaws................39
   8.4      Corporate Action...............................................40

ARTICLE IX TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES...........40
   9.1      Assumed Contracts and Leases...................................40
   9.2      Payments Related to Assumption of Contracts and Leases.........41
   9.3      Rejection Damages Deadline.....................................41
   9.4      Indemnification Obligations....................................41
   9.5      Insurance Policies.............................................42
   9.6      Compensation and Benefit Programs; Retiree Benefits............42

ARTICLE X CONDITIONS PRECEDENT TO THE PLAN'S CONSUMMATION..................42
   10.1     Conditions to Effective Date...................................42
   10.2     Provisions Governing Operational MAC Event and
            Liabilities MAC Event..........................................43
   10.3     Waiver of Conditions...........................................43
   10.4     Effect of Failure of Conditions................................44

ARTICLE XI MODIFICATION; WITHDRAWAL........................................44

ARTICLE XII RETENTION OF JURISDICTION......................................45

ARTICLE XIII MISCELLANEOUS PROVISIONS......................................45
   13.1     Payment of Statutory Fees......................................45
   13.2     Fees and Expenses of Informal Committee........................45
   13.3     Severability of Plan Provisions................................46
   13.4     Computation of Time............................................46
   13.5     Committees.....................................................46
   13.6     Exculpation and Limitation of Liability........................47
   13.7     Binding Effect.................................................47
   13.8     Plan Supplement................................................47
   13.9     Notices to the Debtors.........................................48

ARTICLE XIV CONFIRMATION REQUEST...........................................49



                             TABLE OF EXHIBITS

   #     Document Title                                            Sections

  Attached to the Plan:

   1     Amended and Restated Financing
         Agreement Commitment Letter...........1.6, 1.82, 4.2

   2     Form of Mutual Release................1.54, 1.82, 1.91, 7.12

   3     Management Incentive Plan.............50, 1.82, 4.3, 7.4, 8.2, 8.4

   4     Non-Solicitation and Non-Hire
         Agreement.............................1.68, 1.82, 10.1

   5     New Thorburn Employment Agreement.....1.62, 1.82, 8.1, 10.1

   6     Assumed Contract List.................1.7, 1.82, 9.1, 9.2

   7     Rejected Contract List................1.82, 1.92, 9.1

   8     Definitions of Liabilities MAC Event
         and Operational MAC Event.............1.47, 1.73, 10.1, 10.2

   9     Exceptions to the Mutual Releases.....1.36, 1.82, 9.1

   10    Principal Terms of New Securities and
         New Certificates of Incorporation.....1.57, 1.64, 1.82, 8.1, 8.3, 8.4

   11    TPG Mutual Release....................1.82, 1.110, 7.12

   12    TPG Tax Agreement.....................1.82, 1.111

  To be included in Plan Supplement:

   - Amended and Restated Financing
     Agreement.................................1.5, 1.82, 4.2, 7.2, 8.4, 10.1

   - Contribution Agreement....................1.23, 1.82, 7.6, 8.4

   - New ZiLOG Certificate of Incorporation....1.64, 1.82, 8.1, 8.3, 8.4

   - New ZiLOG Bylaws..........................1.63, 1.82, 8.1, 8.3, 8.4

   - New MOD III Certificate of
     Incorporation.............................1.57, 1.82, 8.3, 8.4

   - New MOD III Bylaws........................1.56, 1.82, 8.3, 8.4

   - Services Agreement........................1.82, 1.107, 7.6, 7.7, 8.4



                                INTRODUCTION

                  ZiLOG, Inc., a Delaware corporation ("ZiLOG"), and ZiLOG-MOD III, Inc., a Delaware corporation and wholly-owned subsidiary of ZiLOG ("MOD III Subsidiary" and, with ZiLOG, the "Debtors"), hereby jointly propose the following reorganization plan (the "Plan") to restructure, under Chapter 11 of the Bankruptcy Code, the outstanding Claims and Interests (each as defined herein) of their creditors and shareholders, respectively. The Disclosure Statement, distributed with this Plan, contains a discussion of the Debtors' history, business, properties, results of operations, projections for future operations, and a summary and analysis of the Plan and certain related matters, including certain risk factors relating to the Plan's confirmation and implementation. The Debtors urge all persons entitled to vote to review the Disclosure Statement and Plan in full before voting to accept or reject the Plan.

                                 ARTICLE I

           DEFINITIONS, RULES OF INTERPRETATION, AND CONSTRUCTION

                  Except as otherwise expressly provided, capitalized terms have the meanings given to them in this Article I. Terms that are not defined in this Plan but are defined in the Bankruptcy Code or the Bankruptcy Rules have the meanings given to them therein.

                  In this Plan (a) any reference to a document as being in a specific form or on particular terms and conditions means the document in that form or on those terms and conditions; (b) unless otherwise specified, references to Articles, Sections, Schedules, and Exhibits are references to Articles, Sections, Schedules, and Exhibits of or to the Plan; (c) words such as "herein" or "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (d) captions and headings to Articles and Sections are for ease of reference only, and otherwise are not a part of the Plan and do not affect its interpretation; and (e) the rules of construction in Section 102 of the Bankruptcy Code shall apply. With reference to any distribution under this Plan, "on" a date means on or as soon as reasonably practicable after that date.

      1.1 "Additional Incentive Restriction" is defined in Section 8.2.

      1.2 "Administrative Claim" means a Claim for payment of an administrative expense entitled to priority under Section 507(a)(1) and (b) of the Bankruptcy Code.

      1.3 "Administrative Claims Bar Date" means the deadline for filing Professional Fee Claims and Substantial Contribution Claims, which date shall be 60 days after the Effective Date or any other later date so denominated in the Confirmation Order.

      1.4 "Allowed Claim" means, with respect to ZiLOG or MOD III Subsidiary, as the case may be: (a) a Claim that is listed in the Schedules in an amount greater than zero and (i) is not listed as disputed, contingent, or unliquidated, and (ii) as to which no proof of claim has been filed; (b) a Claim as to which a timely proof of Claim has been filed in a sum certain, as to which no objection or motion to estimate, equitably subordinate, reclassify, or otherwise limit the recovery thereon has been timely filed and remains unresolved; (c) a Claim allowed in accordance with
Section 502(h) of the Bankruptcy Code; or (d) a Claim allowed under this Plan or by Final Order of the Bankruptcy Court.

      1.5 "Amended and Restated Financing Agreement" means the financing agreement to be entered into between ZiLOG and the Secured Lender, or another lender if the terms are not less favorable to Reorganized ZiLOG than those set forth in the Amended and Restated Financing Agreement Commitment Letter, which agreement will be effective on the Effective Date, in the form contained in the Plan Supplement.

      1.6 "Amended and Restated Financing Agreement Commitment Letter" means the commitment letter executed by ZiLOG and the Secured Lender, dated as of January 18, 2002, attached to the Plan as Exhibit 1.

      1.7 "Assumed Contract List" means the non-exclusive list of executory contracts and unexpired leases to be assumed under Section 9.1, attached to the Plan as Exhibit 6.

      1.8 "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C.ss.ss. 101-1330.

      1.9 "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of California, San Jose Division, or any other court that properly exercises jurisdiction over the Chapter 11 Cases or the resolution of any Claim.

      1.10 "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court.

      1.11 "Bar Date" means the date designated by the Bankruptcy Court as the last date for filing proofs of Claim in the Chapter 11 Cases, other than proofs of Claim for Administrative Claims and Claims arising from the rejection of executory contracts or unexpired leases.

      1.12 "Business Day" means a day, other than a Saturday, Sunday, or legal holiday, on which commercial banks are open for business in San Francisco, California.

      1.13 "CEO" means Reorganized ZiLOG's Chief Executive Officer.

      1.14 "Chapter 11 Cases" means the Debtors' cases under Chapter 11 of the Bankruptcy Code.

      1.15 "Claim" means a claim, as defined in Section 101(5) of the Bankruptcy Code, against a Debtor.

      1.16 "Claims Objection Deadline" means: (a) for each Claim as to which a proof of Claim is filed on or before, and not amended after, the Bar Date, 120 days after the Effective Date; (b) for all other Claims, the later of (i) 120 days after the Effective Date and (ii) 120 days after the filing or amendment of a proof of Claim with respect thereto; or (c) any other date so denominated in the Confirmation Order with respect to a Claim or category of Claims.

      1.17 "Class" means one of the classes of Claims or Interests listed in Article III.

      1.18 "Collateral" means property or an interest in property of ZiLOG's Estate that is encumbered by a lien to secure the payment or performance of a Claim.

      1.19 "Committees" means the Informal Committee, the Creditors' Committee, and any other committee appointed by the United States Trustee in the Chapter 11 Cases.

      1.20 "Confirmation Date" means the date of the Confirmation Order's entry.

      1.21 "Confirmation Hearing" means the Bankruptcy Court's hearing to consider the Plan's confirmation.

      1.22 "Confirmation Order" means the Bankruptcy Court's order confirming the Plan.

      1.23 "Contribution Agreement" means an agreement between Reorganized ZiLOG and Reorganized MOD III Subsidiary, to be entered into on the Effective Date, setting forth the terms of Reorganized ZiLOG's contribution of the Non-Operating Assets to Reorganized MOD III Subsidiary, in the form contained in the Plan Supplement.

      1.24 "Creditors' Committee" means a committee of unsecured creditors, if any, appointed under Section 1102(a)(1) of the Bankruptcy Code in the Chapter 11 Cases.

      1.25 "Cure" means the payment of cash or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to cure defaults under an executory contract or unexpired lease of a Debtor and to permit that Debtor to assume the contract or lease under
Section 365(a) of the Bankruptcy Code.

      1.26 "Debtors" means ZiLOG, Inc., a Delaware corporation, and ZiLOG-MOD III, a Delaware corporation and wholly-owned subsidiary of ZiLOG. "Debtor" means ZiLOG or MOD III Subsidiary, as the case may be.

      1.27 "Disallowed Claim" means a Claim, or any portion thereof, that:
(a) is not listed on the Debtors' Schedules, or is listed therein as contingent, unliquidated, disputed, or in an amount equal to zero, and whose holder has failed to file a timely proof of Claim; or (b) the Bankruptcy Court has disallowed by Final Order.

      1.28 "Disbursing Agent" means Reorganized ZiLOG or any other Person designated by the Reorganized Debtors to serve as the disbursing agent under the Plan.

      1.29 "Disclosure Statement" means the written Offering Memorandum and Disclosure Statement that relates to the Plan, dated January 28, 2002.

      1.30 "Disputed Claim" means a Claim that is not an Allowed Claim or a Disallowed Claim.

      1.31 "Distribution Date" means the date, occurring on or as soon as practicable (and in no event more than 20 days) after the Effective Date, on which the Disbursing Agent first makes distributions to holders of Allowed Claims as provided in this Plan.

      1.32 "Distribution Record Date" means the record date for purposes of making distributions under the Plan on account of Senior Note Claims, which date shall be the third Business Day after the Confirmation Date, at 5:00 p.m. New York City time.

      1.33 "Distribution Reserve" means the reserve for Disputed Claims established under Section 6.5.

      1.34 "Effective Date" means the first Business Day on which all conditions to the Plan's consummation in Article X have been satisfied or waived.

      1.35 "Estates" means the Debtors' estates in the Chapter 11 Cases, as created under Section 541 of the Bankruptcy Code.

      1.36 "Exceptions to Mutual Releases" means the list of existing agreements with TPG attached to the Plan as Exhibit 9, the obligations under which shall not be released under the Plan or any Mutual Release and which shall be assumed under the Plan.

      1.37 "Exhibit Filing Date" means the date on which the Debtors shall file the Plan Supplement with the clerk of the Bankruptcy Court, as set forth in Section 13.8.

      1.38 "Face Amount" means (a) when used in reference to a Disputed Claim, the full stated amount claimed by the holder thereof in any proof of Claim timely filed with the Bankruptcy Court, and (b) when used in reference to an Allowed Claim, the amount thereof.

      1.39 "Final Order" means an order or judgment, entered by a court of competent jurisdiction, that has not been amended, modified, or reversed, and as to which (i) no stay is in effect, (ii) the time to seek rehearing, file a notice of appeal or seek other review has expired, and (iii) no appeal or request for rehearing or other review is pending.

      1.40 "General Unsecured Claim" means an unsecured claim other than an Unclassified Claim, Other Priority Claim, Senior Note Claim, or right or related Claim with respect to the Old Stock or the MOD III Stock.

      1.41 "Incentive Loan Restriction" is defined in Section 8.2.

      1.42 "Indenture Trustee Charging Lien" means any lien or other priority in payment or right available to the Senior Notes Indenture Trustee, as trustee under the Senior Notes Indenture, for the payment of its reasonable fees, costs, and expenses.

      1.43 "Independent Designees" is defined in Section 8.1(a)(1).

      1.44 "Informal Committee" means the informal group of certain holders of the Senior Notes.

      1.45 "Informal Committee Designee" is defined in Section 8.1(a)(1).

      1.46 "Interest" means a legal, equitable, contractual, or other right or any related claim with respect to Old Stock or MOD III Stock.

      1.47 "Liabilities MAC Event" is defined in Exhibit 8 to the Plan.

      1.48 "Liquidation" is defined in Exhibit 10 to the Plan.

      1.49 "Management Designee" is defined in Section 8.1(a)(1).

      1.50 "Management Incentive Plan" means the 2002 ZiLOG, Inc. Omnibus Stock Incentive Plan, to be adopted by Reorganized ZiLOG on the Effective Date, in the form attached to the Plan as Exhibit 3.

      1.51 "Manager" means a current or former officer, director, controlling shareholder, or affiliate of a controlling shareholder of ZiLOG.

      1.52 "MOD III Guarantee" means MOD III Subsidiary's guarantee of the Senior Notes under the Senior Notes Indenture.

      1.53 "MOD III Stock" means MOD III Subsidiary's common stock, issued and outstanding immediately before the Effective Date, and any other right or related Claim with respect to MOD III Stock.

      1.54 "Mutual Release" means a mutual release to be entered into between Reorganized ZiLOG and a Reciprocating Manager under Section 7.12, to be effective on the Effective Date, in the form attached to the Plan as
Exhibit 2.

      1.55 "Net Sale Proceeds" is defined in Section 7.6(b).

      1.56 "New MOD III Bylaws" means the amended and restated bylaws of Reorganized MOD III Subsidiary, to be effective on the Effective Date, in the form contained in the Plan Supplement.

      1.5 "New MOD III Certificate of Incorporation" means the amended and restated certificate of incorporation of Reorganized MOD III Subsidiary, to be made effective on the Effective Date, in the form contained in the Plan Supplement.

      1.58 "New MOD III Preferred Stock" means the New MOD III Series A Preferred Stock and the New MOD III Series B Preferred Stock.

      1.59 "New MOD III Series A Preferred Stock" means the series A preferred stock, par value $0.01 per share, to be issued by Reorganized MOD III Subsidiary, with the principal terms defined in Exhibit 10 to the Plan.

      1.60 "New MOD III Series B Preferred Stock" means series B preferred stock, par value $0.01 per share, to be issued by Reorganized MOD III Subsidiary, with the principal terms defined in Exhibit 10 to the Plan.

      1.61 "New Thorburn Employment Agreement" means the employment agreement dated January 7, 2002 between Reorganized ZiLOG and James M. Thorburn, attached to the Plan as Exhibit 5.

      1.62 "New ZiLOG Board" means the board of directors of Reorganized
ZiLOG.

      1.63 "New ZiLOG Bylaws" means the amended and restated bylaws of Reorganized ZiLOG, to be made effective on the Effective Date, in the form contained in the Plan Supplement

      1.64 "New ZiLOG Certificate of Incorporation" means the amended and restated certificate of incorporation of Reorganized ZiLOG, to be effective on the Effective Date, in the form contained in the Plan Supplement.

      1.65 "New ZiLOG Common Stock" means the $0.01 par value common stock to be issued by Reorganized ZiLOG with the principal terms defined in
Exhibit 10 to the Plan.

      1.66 "Non-Operating Assets" means ZiLOG's eight-inch wafer fabrication facility in Nampa, Idaho known as "MOD III," and the equipment and assets necessary for its operation.

      1.67 "Non-Operating Assets Requirement" is defined in Section 7.7.

      1.68 "Non-Solicitation and Non-Hire Agreement" means an agreement dated January 28, 2002 between ZiLOG and TPG regarding James M. Thorburn, attached to the Plan as Exhibit 4.

      1.69 "Old Common Stock" means ZiLOG's voting and class A non-voting common stock, issued and outstanding immediately before the Effective Date, and any other right or related Claim with respect to Old Common Stock.

      1.70 "Old Preferred Stock" means ZiLOG's preferred stock, issued and outstanding immediately before the Effective Date, and any other right or related Claim with respect to Old Preferred Stock.

      1.71 "Old Stock" means, collectively, the Old Preferred Stock, the Old Common Stock, and the Old Warrants and Options.

      1.72 "Old Warrants and Options" means, collectively, all options, warrants, or rights, contractual or otherwise, to acquire or receive Old Preferred Stock or Old Common Stock, outstanding immediately before the Effective Date, and any rights to acquire any of the preceding or Claims with respect to Old Warrants and Options.

      1.73 "Operational MAC Event" is defined in Exhibit 8 to the Plan.

      1.74 "Ordinary Course Professionals Order" means an order of the Bankruptcy Court authorizing the Debtor, in the ordinary course of business and without further Bankruptcy Court order, to employ and compensate Professionals who are not directly working on the Chapter 11 Cases.

      1.75 "Other Priority Claim" means a Claim entitled to priority under Sections 507(a)(3), (4), (5), (6), or (7) of the Bankruptcy Code.

      1.76 "Other Secured Claim" means, as to any Debtor, a Secured Claim other than a Secured Lender Claim or a Senior Note Claim.

      1.77 "Outside Date" means May 15, 2002, or any later date to which ZiLOG and the Informal Committee agree in writing.

      1.78 "Periodic Distribution Date" means each of (a) the Distribution Date, (b) the first Business Day occurring six months after the Distribution Date, and (c) the first Business Day occurring six months after the immediately preceding Periodic Distribution Date.

      1.79 "Person" means an individual, a corporation, partnership, joint venture, any other legal entity, or a governmental unit.

      1.80 "Petition Date" means the date on which the Debtors filed their petitions commencing the Chapter 11 Cases.

      1.81 "Plan" means this joint Chapter 11 plan of reorganization.

      1.82 "Plan Documents" means, collectively, the Amended and Restated Financing Agreement Commitment Letter, Amended and Restated Financing Agreement, Contribution Agreement, Assumed Contract List, Rejected Contract List, Exceptions to Mutual Releases, Services Agreement, New ZiLOG Certificate of Incorporation, New ZiLOG Bylaws, New MOD III Certificate of Incorporation, New MOD III Bylaws, Management Incentive Plan, Mutual Release, New Thorburn Employment Agreement, Non-Solicitation and Non-Hire Agreement, TPG Mutual Release, and TPG Tax Agreement. Each of the Plan Documents shall be in the form attached hereto or be subject to the Informal Committee's reasonable approval.

      1.83 "Plan Supplement" means the compilation of the Plan Documents, other than those attached hereto.

      1.84 "Postpetition Interest" means interest, accruing after the Petition Date, on a Claim.

      1.85 "Prepetition Secured Loan Documents" means that certain Financing Agreement dated as of December 30, 1998, by and between ZiLOG and the Secured Lender, as amended by a First Amendment to Financing Agreement, a Second Amendment to Financing Agreement dated as of August 18, 2000, and a Third Amendment to Financing Agreement dated as of December 27, 2000 (as further amended or revised from time to time).

      1.86 "Priority Tax Claim" means, as to any Debtor, a Claim entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

      1.87 "Professional" means a "professional person," as that term is used in Section 327 of the Bankruptcy Code.

      1.88 "Professional Fee Claim" means a Professional's Claim for compensation or reimbursement of expenses relating to services performed after the Petition Date through the Effective Date.

      1.89 "pro rata" means, as to a Class of Claims, proportional, in the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in that Class.

      1.90 "Qualified Operating Lease Proceeds" means proceeds, net of management fee (see Section 7.6(c)(vii)) and expenses, from the operating lease of the Non-Operating Assets under the Services Agreement in excess of $1 million.

      1.91 "Reciprocating Manager" means a Manager that executes and delivers to ZiLOG a Mutual Release in accordance with Section 7.12.

      1.92 "Rejected Contract List" means the list of executory contracts and unexpired leases to be rejected under Section 9.1, attached to the Plan as Exhibit 7.

      1.93 "Rejection Damages Deadline" means the deadline for filing a Claim based on the rejection of an executory contract or unexpired lease under the Plan.

      1.94 "Reorganized Debtors" means Reorganized ZiLOG and Reorganized MOD III Subsidiary.

      1.95 "Reorganized MOD III Subsidiary" means MOD III Subsidiary on and after the Effective Date.

      1.96 "Reorganized ZiLOG" means ZiLOG on and after the Effective Date.

      1.97 "Residual Liability Amount" means the amount of any liability, if any, whether unliquidated or contingent, that arises from the sale of the Non-Operating Assets that Reorganized MOD III Subsidiary may owe after a sale of Non-Operating Assets in connection with a reserve, holdback, or indemnification provided under an agreement for the disposition of a Non-Operating Asset, which amount has been determined in good faith by each of the New ZiLOG Board and the board of directors of Reorganized MOD III Subsidiary.

      1.98 "Schedules" means the schedules of assets and liabilities filed in the Bankruptcy Court by each Debtor, as they may be amended.

      1.99 "Secured Claim" means a Claim that is secured by a lien on Collateral.

      1.100 "Secured Lender" means The CIT Group/Business Credit, Inc. and its successors and assigns, as lender under the Prepetition Secured Loan Documents.

      1.101 "Secured Lender Claims" means the Claims of the Secured Lender arising under the Prepetition Secured Loan Documents.

      1.102 "Senior Note Claims" means all Claims arising under the Senior
Notes.

      1.103 "Senior Notes" means ZiLOG's 9 1/2% Senior Secured Notes Due 2005, issued and outstanding under the Senior Notes Indenture.

      1.104 "Senior Notes Indenture" means the Senior Notes Indenture dated February 27, 1998 between ZiLOG and the Senior Notes Indenture Trustee setting forth the terms and conditions relating to the Senior Notes, as supplemented by the supplemental indenture dated January 23, 2002 between MOD III Subsidiary, ZiLOG, and the Senior Notes Indenture Trustee.

      1.105 "Senior Notes Indenture Trustee" means State Street Bank and Trust Company, and its successors and assigns, as indenture trustee under the Senior Notes Indenture.

      1.106 "Series A Liquidation Preference" is defined in Exhibit 10 to the Plan.

      1.107 "Services Agreement" means the services agreement between Reorganized ZiLOG and Reorganized MOD III Subsidiary setting forth the terms on which Reorganized ZiLOG will manage the Non-Operating Assets, to be effective on the Effective Date, in the form attached to the Plan Supplement.

      1.108 "Substantial Contribution Claim" means a Claim, under Section 503(b)(3) or (4) of the Bankruptcy Code, for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Cases.

      1.109 "TPG" means, collectively, the entities doing business as Texas Pacific Group, including TPG Partners II, L.P.

      1.110 "TPG Mutual Release" means the mutual release dated January 28, 2002 between ZiLOG, MOD III Subsidiary, and TPG, attached to the Plan as
Exhibit 11.

      1.111 "TPG Tax Agreement" means the tax agreement dated January 28, 2002 between ZiLOG and TPG, attached to the Plan as Exhibit 12.

      1.112 "Unclassified Claims" means, collectively, Administrative Claims and Priority Tax Claims.

                                ARTICLE II

                      TREATMENT OF UNCLASSIFIED CLAIMS

      2.1 Non-Classification

          Administrative Claims and Priority Tax Claims are not classified and are not entitled to vote on the Plan.

      2.2 Administrative Claims

          (a) In General: Each holder of an Administrative Claim shall receive cash equal to the unpaid portion thereof on the latest of (1) the Distribution Date, (2) the date on which its Claim becomes an Allowed Claim, or (3) the date on which its Claim would have been due if the Chapter 11 Cases had not been commenced (without regard to any purported acceleration of the Claim). Notwithstanding the foregoing, (x) ZiLOG may pay, in the ordinary course of business, any undisputed Administrative Claim based on a liability incurred in the ordinary course of business during the Chapter 11 Cases, in accordance with the terms and conditions of any agreement relating thereto, and (y) Section 2.2(b) governs the payment of Professional Fee Claims and Substantial Contribution Claims.

          (b) Professional Fees; Substantial Contribution and Other Administrative Claims: Applications for Professional Fee Claims, Substantial Contribution Claims, and any other Administrative Claims not otherwise paid hereunder must be filed and served on Reorganized ZiLOG no later than the Administrative Claims Bar Date. The Debtors shall schedule a hearing as promptly as practicable to consider all applications so filed and shall give notice thereof and of the date to file objections thereto in accordance with Bankruptcy Rule 2016. The Disbursing Agent will pay each Professional Fee Claim, Substantial Contribution Claim, and Committee member Claim as soon as practicable after its allowance by the Bankruptcy Court. Notwithstanding the foregoing, (i) any Person who is entitled to receive compensation or reimbursement of expenses under the Ordinary Course Professionals Order may continue to receive that compensation or reimbursement without further order of the Bankruptcy Court; and (ii)
Section 13.2 governs the payment of Professional Fee Claims of Professionals retained by the Informal Committee and the expenses of the members of the Informal Committee.

      2.3 Priority Tax Claims

          Reorganized ZiLOG shall pay in full and in cash each Priority Tax Claim either (at its option): (a) on the latest of (i) the Distribution Date, (ii) the date on which it becomes an Allowed Claim, or (iii) the date on which it would have been due if the Chapter 11 Cases had not been commenced (without regard to any purported acceleration of the Claim); or
(b) to the extent permitted under Section 1129(a)(9) of the Bankruptcy Code, over six years from the assessment date thereof in equal annual installments, including interest on the unpaid portion of the Claim, accruing from the Effective Date at the rate provided by 26 U.S.C. ss. 6621.

                                ARTICLE III

                   CLASSIFICATION OF CLAIMS AND INTERESTS

                  The Plan places all Claims and Interests, except Unclassified Claims provided for in Article II, in the Classes listed below.

--------------------------------------------------------------------------------
Class                                   Status
--------------------------------------------------------------------------------
Class 1 - Other Priority Claims         Unimpaired - deemed to have accepted the
                                        Plan and not entitled to vote.
--------------------------------------------------------------------------------
Class 2 - Secured Lender Claims         Unimpaired - deemed to have accepted the
                                        Plan and not entitled to vote.
--------------------------------------------------------------------------------
Class 3 - Senior Note Claims            Impaired - entitled to vote.
--------------------------------------------------------------------------------
Class 4 - Other Secured Claims          Unimpaired - deemed to have accepted the
(Each Other Secured Claim shall         Plan and not entitled to vote.
constitute a separate
Class numbered 4.1, 4.2, 4.3, etc.)
--------------------------------------------------------------------------------
Class 5 - General Unsecured Claims      Unimpaired - deemed to have accepted the
                                        Plan and not entitled to vote.
--------------------------------------------------------------------------------
Class 6 - MOD III Stock                 Unimpaired - deemed to have accepted the
                                        Plan and not entitled to vote.
--------------------------------------------------------------------------------
Class 7 - Old Preferred Stock           Impaired - entitled to vote.
--------------------------------------------------------------------------------
Class 8 - Old Common Stock              Impaired - vote not solicited.
--------------------------------------------------------------------------------


                                ARTICLE IV

                     TREATMENT OF CLAIMS AND INTERESTS


      4.1 Class 1 - Other Priority Claims

           (a) Claims in Class: Class 1 includes all Other Priority Claims.

           (b) Treatment: Each holder of an Allowed Other Priority Claim shall receive cash equal to the full amount thereof, on the latest of (i) the Distribution Date, (ii) the date on which the Claim becomes an Allowed Claim, or (iii) the date on which the Claim would have been due if the Chapter 11 Cases had not been commenced (without regard to any purported acceleration of the Claim).

      4.2 Class 2 - Secured Lender Claims

         (a) Claims in Class: Class 2 includes all Secured Lender Claims.

         (b) Treatment: The Secured Lender Claims shall be satisfied under the Amended and Restated Financing Agreement, as more particularly summarized in the Amended and Restated Financing Agreement Commitment Letter. Notwithstanding the foregoing, ZiLOG reserves the right to procure replacement financing as of the Effective Date from a lender other than the Secured Lender on terms not less favorable to the Reorganized Debtors than the Amended and Restated Financing Agreement Commitment Letter. In that event, ZiLOG shall pay in full in cash all Secured Lender Claims on the Effective Date.

      4.3 Class 3 - Senior Note Claims

         (a) Claims in Class: Class 3 includes all Senior Note Claims.

         (b) Treatment:

            (i) The Senior Note Claims shall constitute Allowed Claims in the aggregate principal amount of $280 million plus accrued and unpaid interest through the Petition Date.

            (ii) Each holder of a Senior Note Claim shall receive its pro rata share of (x) 100% of the New MOD III Series A Preferred Stock, (y) 50% of the New MOD III Series B Preferred Stock, and (z) 100% of the New ZiLOG Common Stock, except for 14% reserved for distribution under the Management Incentive Plan.

            (iii) The value of the New MOD III Preferred Stock and the New ZiLOG Common Stock distributed to the holders of the Senior Note Claims shall be allocated: first, to the principal amount of the Senior Notes; and second, to accrued but unpaid interest thereon

      4.4 Class 4 - Other Secured Claims

         (a) Claims in Classes: Class 4 includes all Other Secured Claims.

         (b) Subclassification: Each Other Secured Claim shall constitute a separate Class numbered 4.1, 4.2, 4.3, etc.

         (c) Treatment: At the option of ZiLOG, each Other Secured Claim shall be treated as follows: (i) the Claim will be paid in full and in cash, together with interest and reasonable fees, costs, or charges, if any, payable under Section 506(b) of the Bankruptcy Code, on the latest of
(A) the Distribution Date, (B) the date on which the Claim becomes an Allowed Claim, or (C) the date the Claim would have been due if the Chapter 11 Cases had not been commenced (without regard to any purported acceleration of the Claim); (ii) the holder of the Claim will receive the Collateral securing the Claim, or (iii) the Claim will be treated in any other manner that will leave it unimpaired, as that term is used in Section 1124 of the Bankruptcy Code.

      4.5 Class 5 - General Unsecured Claims

         (a) Claims in Class: Class 5 includes all General Unsecured Claims.

         (b) Treatment: Each holder of an Allowed General Unsecured Claim shall receive cash equal to the unpaid portion thereof, plus Postpetition Interest if otherwise payable under applicable nonbankruptcy law, on the latest of (i) the Distribution Date, (ii) the date on which its Claim becomes an Allowed Claim, or (iii) the date on which the Claim would have been due if the Chapter 11 Cases had not been commenced (without regard to any purported acceleration of the Claim). Postpetition Interest shall accrue from (x) the Petition Date or (y) if later, the date on which the Claim becomes payable under any agreement relating thereto, at the contractual rate, if any, or otherwise at the rate applicable to federal judgments under 28 U.S.C. ss. 1961.

      4.6 Class 6 - MOD III Stock

         (a) Interests in Class: Class 6 includes all Interests in MOD III
Stock.

         (b) Treatment: On the Effective Date, the legal, equitable, and contractual rights of the holder of MOD III Stock shall be unaltered.

      4.7 Class 7 - Old Preferred Stock

         (a) Interests in Class: Class 7 includes all Interests in Old Preferred Stock.

         (b) Treatment: On the Effective Date, all Old Preferred Stock shall be cancelled. Each Holder of Old Preferred Stock shall receive, on the Distribution Date, its pro rata share of $150,000, but shall not receive or retain any other property or interest in property on account of the Old Preferred Stock.

      4.8 Class 8 - Old Common Stock

         (a) Interests in Class: Class 8 includes all Interests in Old Common Stock.

         (b) Treatment: On the Effective Date, all Old Common Stock shall be cancelled. Each Holder of Old Common Stock shall receive, on the Distribution Date, its pro rata share of $50,000, but shall not receive or retain any other property or interest in property on account of the Old Common Stock.

                                 ARTICLE V

                     ALLOWANCE AND RESOLUTION OF CLAIMS

      5.1 Allowed Claims

         Notwithstanding any contrary provision herein, the Disbursing Agent shall make distributions only on account of Allowed Claims. No holder of a Disputed Claim will receive any distribution on account thereof until and to the extent that its Disputed Claim becomes an Allowed Claim. At the Reorganized Debtors' request, the Disbursing Agent shall withhold distributions otherwise due hereunder to the holder of a Claim until the Claims Objection Deadline, to enable the Reorganized Debtors to determine whether to object to the Claim. The Disbursing Agent will establish a reserve for Disputed Claims in accordance with Section 6.5. The presence of a Disputed Claim in any Class will not be a cause to delay distribution to Allowed Claims in that Class or in other Classes, so long as a reserve is created for the Disputed Claim in accordance herewith. Any holder of a Claim that becomes an Allowed Claim after the Distribution Date will receive its distribution on the next Periodic Distribution Date.

      5.2 Full Satisfaction

         The Disbursing Agent shall make, and each holder of a Claim shall receive, the distributions provided for in the Plan in full satisfaction and discharge of the Claim.

      5.3 Postpetition Interest

         As provided in Section 502(b)(2) of the Bankruptcy Code, the amount of all Claims against the Debtors shall be calculated as of the Petition Date. Except as otherwise expressly provided herein, no holder of a Claim shall be entitled to or receive Postpetition Interest.

      5.4 Alternative Treatment

         Notwithstanding any contrary provision herein, any holder of an Allowed Claim may receive, instead of the distribution or treatment to which it is entitled hereunder, any other distribution or treatment to which it and the Debtor obligated on its Claim may agree in writing, except that any change in treatment shall be subject to the approval of the Informal Committee, which approval shall not be unreasonably withheld.

      5.5 Claims Objection Deadline; Prosecution of Objections

         Either Debtor or Reorganized Debtor may file an objection to a Claim until the Claims Objection Deadline.

      5.6 Claim Resolution

         After the Effective Date, the Reorganized Debtors may settle, without Bankruptcy Court approval, any Disputed Claim or cause of action of the Estates.

      5.7 Indenture Trustee Charging Lien

         On the Distribution Date, Reorganized ZiLOG shall pay in full the contractual fees and expenses secured by the Indenture Trustee Charging Liens. Distributions to holders of Senior Note Claims under the Plan will not be reduced on account of the payments made under this paragraph.

                                ARTICLE VI

                               DISTRIBUTIONS

      6.1 Disbursing Agent

         Except as otherwise provided in Section 6.2, Reorganized ZiLOG shall serve, without bond, as the Plan's Disbursing Agent and shall make all distributions required under the Plan, except that at any time before the Confirmation Hearing, the Debtors may designate another Person to serve as Disbursing Agent. The Disbursing Agent may employ other Persons to assist in the performance of its duties.

      6.2 Distributions to Holders of Senior Note Claims

         (a) Distributions to Indenture Trustee

         Notwithstanding any contrary provision hereof, the Disbursing Agent shall make all distributions provided for under the Plan to each holder of a Senior Note Claim to the Senior Notes Indenture Trustee, who shall make distributions as promptly as practicable in accordance with the Plan and the Senior Notes Indenture. Reorganized ZiLOG shall pay the reasonable fees and expenses of the Senior Notes Indenture Trustee for making distributions under the Plan.

         (b) Surrender of Securities or Instruments

         On or before the Distribution Date, or as soon as practicable thereafter, each holder of a certificate evidencing a Senior Note Claim shall surrender the certificate to the Senior Notes Indenture Trustee, in accordance with the procedures set forth in the Senior Notes Indenture, to the extent applicable, and the certificate shall be cancelled. No holder of a Senior Note Claim shall receive any distribution under the Plan until the surrender of the certificate evidencing a Senior Note or the delivery of a reasonably satisfactory affidavit of loss and indemnity. Any holder who fails to surrender its certificate or to deliver a reasonably satisfactory affidavit of loss and indemnity on or before the date that is 18 months after the Effective Date shall forfeit all rights and Claims in respect of the Senior Note and shall not participate in any distribution hereunder. All New ZiLOG Common Stock so forfeited shall revest in and be held by Reorganized ZiLOG as treasury shares. All other property (including interest or cash dividends accrued thereon) in respect of forfeited distributions shall revert to the appropriate Reorganized Debtor, notwithstanding any federal or state escheat law to the contrary.

         (c) Distribution Record Date

         At the close of business on the Distribution Record Date, the transfer ledgers for the Senior Notes shall be closed, and there shall be no further changes in the record holders of the Senior Notes. Neither Reorganized ZiLOG, Reorganized MOD III Subsidiary, the Disbursing Agent, nor the Senior Notes Indenture Trustee shall be obligated to recognize any transfer of Senior Notes occurring after the Distribution Record Date. They may instead recognize and deal for all purposes hereunder only with the record holders identified on the transfer ledgers as of the close of business on the Distribution Record Date.

      6.3 Means of Cash Payment

         The Disbursing Agent may make payments under this Plan by checks drawn on or wire transfers from a domestic bank selected by it. The Disbursing Agent shall make payments of $200,000 or more by wire transfer to any Person entitled thereto who so requests, in a writing received by the Disbursing Agent on or before the fifth Business Day after the Confirmation Date. The Disbursing Agent may make distributions to creditors in a foreign jurisdiction in funds and in the manner as necessary or customary in that jurisdiction.

      6.4 Delivery of Distributions

         The Disbursing Agent shall make distributions to each holder of an Allowed Claim (a) at the address on any proof of Claim filed by the holder (or at the holder's last known address, if no proof of Claim is filed), (b) at the address in any written notice of address change delivered to the Reorganized Debtors or the Disbursing Agent, (c) at the address reflected in the Schedules, if no proof of Claim has been filed and neither the Reorganized Debtors or the Disbursing Agent has received a written notice of a change of address, or (d) in the case of the holder of a Senior Note Claim, as set forth above.

      6.5 Distribution Reserve

         (a) Distribution Reserve; Estimation of Claims

            (i) On the Effective Date, the Disbursing Agent shall establish the Distribution Reserve. The Distribution Reserve shall initially include cash in amounts sufficient to distribute to each holder of a Disputed Claim the full amount that it would receive hereunder if its Claim should ultimately become an Allowed Claim.

            (ii) Notwithstanding the foregoing, the Disbursing Agent may move for a Bankruptcy Court order estimating any Disputed Claim and, if the Bankruptcy Court enters such an order, may adjust the amount held in the Distribution Reserve on account of that Disputed Claim in accordance therewith. The estimated amount of any Disputed Claim so determined by the Bankruptcy Court will constitute the maximum recovery that the holder thereof may recover after the ultimate liquidation of its Disputed Claim.

            (iii) After any Disputed Claim becomes an Allowed Claim, the Disbursing Agent shall, on the next Periodic Distribution Date, make the distributions that would have been made to such holder if the Disputed Claim had been an Allowed Claim on or before the Effective Date (or, if less, the amount thereof estimated in accordance with the immediately preceding subparagraph (ii)) plus any interest, dividends, or other distribution earned thereon.

            (iv) The Disbursing Agent may, in its sole discretion, make other adjustments as it determines appropriate in the amount held in the Distribution Reserve and shall distribute, in accordance with this Plan's provisions, all amounts that become available for distribution as a result of the allowance or disallowance of Disputed Claims.

         (b) Revesting of Distribution Reserve.

         To the extent that a Disputed Claim becomes a Disallowed Claim or an Allowed Claim in an amount less than the amount held as the Distribution Reserve on account thereof, the remaining assets shall revert to the appropriate Reorganized Debtor.

      6.6 Distributions Relating to Allowed Insured Claims

         If any Claim otherwise payable hereunder is covered by an insurance policy held by the Debtor, the Debtor may satisfy the Claim, in whole or in part, with the proceeds of the policy.

      6.7 Fractional Distributions

         Notwithstanding any provision of the Plan to the contrary, Reorganized ZiLOG will issue only whole shares of New ZiLOG Common Stock, and Reorganized MOD III Subsidiary will issue only whole shares of New MOD III Preferred Stock.

         The number of shares of New ZiLOG Common Stock or New MOD III Preferred Stock that any Person is entitled to receive hereunder shall be rounded to the next greater or lower whole number as follows: (a) fractions of 1/2 or greater shall be rounded to the next greater whole number, and
(b) fractions of less than 1/2 shall be rounded to the next lower whole number. The total amount of shares of New ZiLOG Common Stock or New MOD III Preferred Stock to be issued and outstanding on the Effective Date shall be adjusted as necessary to account for these rounding provisions. No Person shall be entitled to any consideration on account of a fractional share that is rounded down and not issued.

      6.8 Withholding and Reporting Requirements

         In making distributions, the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority.

      6.9 Defenses; Setoffs

         Any defenses, counterclaims, rights of set off, or recoupment of either Debtor with respect to a Claim shall vest in and inure to the benefit of the appropriate Reorganized Debtor. To the extent permitted by law, the Disbursing Agent may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made in respect thereof, claims of any nature whatsoever that any Debtor or Reorganized Debtor may have against the Claim's holder, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release of a claim or cause of action of either Reorganized Debtor.

      6.10 Exemption from Certain Transfer Taxes

         In accordance with Section 1146(c) of the Bankruptcy Code, neither the issuance, transfer, nor exchange of a security or the delivery of an instrument of transfer under this Plan shall be taxed under any law imposing a stamp tax or similar tax. The Confirmation Order shall direct all governmental officials and agents to forego the assessment and collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without payment of such tax or other governmental assessment.

                                ARTICLE VII

                    MEANS FOR IMPLEMENTATION OF THE PLAN

      7.1 Plan Funding

         Reorganized ZiLOG will fund payments under the Plan with funds generated by its and its non-debtor subsidiaries' operations, the Amended and Restated Financing Agreement, and cash on hand. As a condition to the effectiveness of the Plan, Reorganized ZiLOG will be required to obtain a revolving line of credit or term loan facility for at least $10,000,000. The Informal Committee and ZiLOG may waive this condition. Reorganized MOD III Subsidiary will fund payments under the Plan with respect to the New MOD III Preferred Stock with the Net Sale Proceeds and Qualified Operating Lease Proceeds.

      7.2 Amended and Restated Financing Agreement

         On or before the Effective Date, ZiLOG and the Secured Lender shall enter into the Amended and Restated Financing Agreement.
Alternatively, ZiLOG may enter into replacement financing on terms not less favorable to Reorganized ZiLOG than the Amended and Restated Financing Agreement, in accordance with Section 4.2(b).

      7.3 Cancellation of Old Stock, Senior Notes, MOD III Guarantee, Etc.

         Except as otherwise provided in the Plan, on the Effective Date, the promissory notes, share certificates, and other instruments evidencing any Claim or Interest shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order, or rule, and the obligations of the Debtors thereunder, including all obligations of MOD III Subsidiary as guarantor and partial co-obligor under the Senior Notes Indenture, shall be discharged and released.

      7.4 New ZiLOG Common Stock

         On the Effective Date, Reorganized ZiLOG will issue 28,000,000 shares of New ZiLOG Common Stock to the holders of Senior Notes Claims, and reserve 4,558,140 shares of New ZiLOG Common Stock for issuance under the Management Incentive Plan. All shares of New ZiLOG Common Stock shall be, on issuance, fully paid and non-assessable, and the holders thereof shall have no preemptive or other rights to subscribe for additional shares.

      7.5 Registration of New ZiLOG Common Stock

         On the Effective Date, Reorganized ZiLOG will provide holders of New ZiLOG Common Stock who are deemed issuers under Section 2(11) of the Securities Act of 1933, as amended, or underwriters under Section 1145 of the Bankruptcy Code with the following shelf registration rights. Within 90 days after the Effective Date, Reorganized ZiLOG will file a resale shelf registration statement with the Securities Exchange Commission and use its commercially reasonable efforts to have the registration statement declared effective within 120 days thereafter.

         Reorganized ZiLOG will keep the registration statement effective until all remaining shares may be sold within any three-month period under Rule 144 under the Securities Act of 1933, as amended. Reorganized ZiLOG may suspend sales under the registration statement upon notice to selling shareholders in order to update the registration statement or otherwise comply with securities laws. Reorganized ZiLOG will bear all costs associated with preparing and filing the registration statement (including printing, blue sky laws, and reasonable fees of one counsel for selling shareholders) but will not pay any selling commissions or underwriter discounts. Reorganized ZiLOG will provide customary indemnification to holders and, if requested, enter into an underwriting agreement upon customary terms with respect to registered shares.

      7.6 MOD III Subsidiary Transactions

         On the Effective Date, the Reorganized Debtors (and all other appropriate parties) shall take the following actions and engage in the following transactions in the order set forth, which shall occur immediately after one another in the following sequence.

         (a) Contribution of Non-Operating Assets

         First, Reorganized ZiLOG shall contribute the Non-Operating Assets to Reorganized MOD III Subsidiary in accordance with the Contribution Agreement. The Contribution Agreement shall contain the following principal terms: (1) Reorganized ZiLOG will contribute the Non-Operating Assets to MOD III Subsidiary on the Effective Date; and (2) Reorganized ZiLOG will represent and warrant to Reorganized MOD III Subsidiary that the Non-Operating Assets are free and clear of all liens and that the Non-Operating Assets constitute all assets used in the operations of the facility, other than certain equipment which is not essential to the operations of the facility and which would not materially diminish the saleable value of Non-Operating Assets. For this purpose, "material" means assets with a value in excess of $100,000.

         (b) New MOD III Series A Preferred Stock

         Second, Reorganized MOD III Subsidiary will issue 100% of the New MOD III Series A Preferred Stock to the holders of the Senior Note Claims. The New MOD III Series A Preferred Stock will entitle each holder thereof to receive the Series A Liquidation Preference per share plus accrued but unpaid dividends on the New MOD III Series A Preferred Stock out of the Net Sale Proceeds and Qualified Operating Lease Proceeds. In addition, on the first anniversary of a sale of the Non-Operating Assets, the holders of the New MOD III Series A Preferred Stock will be entitled to receive, prior to and in preference to any distribution of the assets to the holders of the New MOD III Series B Preferred Stock of Reorganized MOD III Subsidiary by reason of their ownership thereof, a pro rata share of any amount of the Residual Liability Amount (plus an amount equal to that portion of the Residual Liability Amount paid to any third party which would not have been deductible from clause (i) of the definition of Net Sale Proceeds below) that has neither been paid, nor determined to be due and owing, to any third party to whom such amounts have been determined to be due, up to an amount that, when added to the distribution made upon the consummation of a Liquidation, does not exceed the Series A Liquidation Preference plus all accrued and unpaid dividends as of that first distribution date. As used in the Plan, "Net Sale Proceeds" means the gross proceeds from the sale of the Non-Operating Assets, less: (i) (A) the reasonable costs of sale or lease of the Non-Operating Assets, including outside professional fees incurred in connection with such sale or lease and reasonably necessary environmental clean-up costs incurred as a result of the discontinuance of operations and the sale; (B) any United States federal, state, local, and foreign income, franchise, sales, and other taxes required to be paid by either of the Reorganized Debtors primarily as a result of the sale or other disposition of the Non-Operating Assets; and (C) costs incurred during any period in which operations of the Non-Operating Assets are discontinued to maintain the facilities in a saleable condition; and

            (ii) any Residual Liability Amount.

         (c) Services Agreement

         Third, Reorganized ZiLOG and Reorganized MOD III Subsidiary shall enter into the Services Agreement, which shall contain the following principal terms:

            (i) Reorganized ZiLOG will manage, without any servicing or management fee, except as described below, the operations of Reorganized MOD III Subsidiary, including any sale or lease transaction of the Non-Operating Assets;

            (ii) Reorganized ZiLOG will lease the Non-Operating Assets solely on a triple net lease basis unless the Informal Committee Designee approves the lease on some other basis;

            (iii) any costs or expenses that Reorganized ZiLOG incurs, as described in Section 7.6(b)(i) above, will be reimbursed by Reorganized MOD III Subsidiary as funds are received by Reorganized MOD III Subsidiary from the sale of such assets;

            (iv) any expenses that Reorganized ZiLOG incurs in connection with the lease of the Non-Operating Assets will be reimbursed by Reorganized MOD III Subsidiary solely out of lease proceeds and as such proceeds are received by Reorganized MOD III Subsidiary;

            (v) Reorganized ZiLOG shall be responsible for any costs incurred relating to the Non-Operating Assets to the extent that such expenses are (a) not deductible from the gross proceeds of sale under
Section 7.6(b)(i) or (b) not reimbursable from lease proceeds pursuant to clause (iv) above;

            (vi) Reorganized ZiLOG, in its capacity as manager, may, subject to the requirements set forth in clause (ii) above, lease the Non-Operating Assets in any way that does not interfere with or compromise the intended sale of the Non-Operating Assets; and

            (vii) in the event that the Non-Operating Assets are leased pursuant to clause (vi) above, Reorganized ZiLOG will be entitled to a management fee equal to 10% of the first five million dollars in proceeds, net of amounts reimbursable under clause (iv) above, from such lease and 15% of amounts in excess of that. The remaining 90% of the first five million dollars in proceeds, net of amounts reimbursable under clauses
(iii) and (iv) above, from such lease and 85% of amounts in excess of that shall be used (a) first, to pay accrued but unpaid dividends on the Series A Preferred Stock and (b) second, to redeem the New MOD III Series A Preferred Stock at its liquidation preference of $30 million, in the aggregate (or $1,074.42 per share under the recapitalization to be effected pursuant to this Plan) plus accrued and unpaid dividends. Prior to application as set forth in clause (b) above, the net proceeds of such lease will accumulate in an interest bearing account of Reorganized MOD III Subsidiary until they total $1 million and payments of dividends, redemptions, and management fees will not be required to be paid under the Services Agreement until that amount has been reached. In the event that Reorganized MOD III Subsidiary is not permitted by law to make such dividends or redemptions, then the amounts that would have been distributed as a dividend or used in the redemption shall continue to accumulate.

         (d) New MOD III Series B Preferred Stock

         Fourth, Reorganized MOD III Subsidiary shall issue 50% of the New MOD III Series B Preferred Stock to Reorganized ZiLOG and 50% to the holders of the Senior Note Claims. The New MOD III Series B Preferred Stock shall represent, in the aggregate, the right to receive all Net Sale Proceeds plus any remaining Residual Liability Amount in excess of the aggregate amount paid, or due and payable, on the New MOD III Series A Preferred Stock.

         Reorganized ZiLOG's sole obligations with respect to any liability of MOD III Subsidiary shall be set forth in this Plan, the Contribution Agreement, and the Services Agreement.

         Further details on the terms of the New MOD III Series A Preferred Stock, the New MOD III Series B Preferred Stock, and the New ZiLOG Common Stock are contained in Exhibit 10.

      7.7 Sale of Non-Operating Assets

         Under the Services Agreement, Reorganized ZiLOG will continue to manage the Non-Operating Assets until sold and shall cause Reorganized MOD III Subsidiary to liquidate the Non-Operating Assets as and when the New ZiLOG Board and the board of directors of Reorganized MOD III Subsidiary each deem appropriate. Notwithstanding the foregoing: (a) the Informal Committee designee to the board of directors of Reorganized MOD III Subsidiary must consent if the sale of such Non-Operating Assets combined with any prior sales of Non-Operating Assets will generate Net Sale Proceeds in an aggregate amount less than the liquidation preference of the outstanding New MOD III Series A Preferred Stock plus accrued but unpaid dividends thereon (the "Non-Operating Assets Requirement"); and (b) a majority of the New MOD III Series A Preferred Stock must approve of any merger, sale, or other transfer or disposition of MOD III Subsidiary or the Non-Operating Assets where both (i) the consideration to the holders of the New MOD III Series A Preferred Stock includes consideration other than cash or marketable securities and (ii) the holders of the New MOD III Series A Preferred Stock would receive less than the Series A Liquidation Preference plus accrued but unpaid dividends in cash or marketable securities.

      7.8 Section 1145 Exemption

         The exemption from the requirements of Section 5 of the Securities Act of 1933, 15 U.S.C.ss.77e, and any state or local law requiring registration or qualification for the offer or sale of a security provided under Section 1145 of the Bankruptcy Code shall apply to the issuance of the New MOD III Preferred Stock and the New ZiLOG Common Stock.

      7.9 Revesting of Assets; Release of Liens

      The property of each Debtor's Estate, other than property to be distributed under this Plan, shall revest in the appropriate post-petition Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtors may operate their businesses, retain and compensate Professionals for post-Effective Date services, and use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all of the Reorganized Debtors' property shall be free and clear of all liens, Claims, and Interests, except as specifically provided in the Plan or the Confirmation Order.

      7.10 Discharge of Debtors and Injunction

         On the Effective Date, the Debtors shall be discharged of all liability for payment of any Claims incurred before the Effective Date, to the fullest extent provided by Section 1141 of the Bankruptcy Code, except that any liability imposed by or assumed under the Plan shall not be discharged.

      7.11 Waiver of Certain Actions

         As of and subject to the occurrence of the Effective Date, the Debtors and the Reorganized Debtors, on behalf of themselves and the Estates, waive and release any claim under Sections 510, 542, 544, 545, 547, 548, 549, 550, 551, or 553 of the Bankruptcy Code, including any claim that might be asserted by a third party as a derivative claim constituting property of either Estate on behalf of either Debtor, that any of them may have against any Person, other than a Manager (whose rights to a release are governed by Section 7.12) or a Person asserting a Disputed Claim.

      7.12 Mutual Releases; Preservation of Certain Actions

         In each Mutual Release with a Reciprocating Manager, the Debtors and the Reorganized Debtors will (a) receive a release of all Claims from the Reciprocating Manager, and (b) release the Reciprocating Manager from all claims described in Section 7.11, except that the Mutual Release shall not release a Reciprocating Manager from claims that arise from (x) obligations or rights created under or in connection with the Plan or any agreement provided for or contemplated in the Plan or identified on Exhibit 9 to the Plan, or (y) any Reciprocating Manager's failure to perform his or her obligations under any executory contract assumed by ZiLOG under this Plan; provided that, notwithstanding Section 9.1, the only executory contracts in which TPG or its affiliates are parties that shall be assumed under the Plan or the Chapter 11 Cases are those listed in the Exceptions to the Mutual Release. Other than as explicitly set forth in the Plan, nothing in the Plan or any Mutual Release shall be deemed to cause a release of any claim or right held by any Person other than the Debtors or Reorganized Debtors. Each TPG Related Party (as defined in the TPG Mutual Release) shall be designated a third-party beneficiary of any mutual release, containing terms substantially similar to the Mutual Releases described in this Section 7.12, that Curtis Crawford, or his successors or assigns, if appropriate, offers to execute. Neither of the Debtors nor any of their successors will assert a claim against Curtis Crawford or any of his successors under the Bankruptcy Code for a preference, fraudulent transfer, or the like to the extent the successful assertion of that claim would give rise to a valid claim by Mr. Crawford or any of his successors against any one or more of TPG and its Affiliates (as defined in the TPG Mutual Release) to pay to him or any of such successors all, or any portion of, the amount of the claim so asserted. Each TPG Related Party (as defined in the TPG Mutual Release) shall be a stated third-party beneficiary of any agreement executed by the Debtors or any of their successors relating to their agreement not to assert such a claim.

      7.13 Term of Injunctions or Stays

         Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases, either by virtue of Sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, shall remain in full force and effect until the Effective Date.

                               ARTICLE VIII

                    CORPORATE GOVERNANCE AND MANAGEMENT
                           OF REORGANIZED DEBTORS

      8.1 Directors, Officers and Employees of Reorganized Debtors

         (a) Board of Directors of Reorganized ZiLOG

            (i) The New ZiLOG Board shall consist of five members. Reorganized ZiLOG's management will designate two members, one of whom shall be the CEO and the other shall be another officer of Reorganized ZiLOG (the "Management Designee"). The Informal Committee will designate one member (the "Informal Committee Designee"). The Informal Committee will also designate two independent members that have appropriate industry experience and are reasonably acceptable to the CEO (the "Independent Designees"). The Plan Supplement shall include a list of the individuals who will serve as Reorganized ZiLOG's initial directors and a summary of their qualifications. On the Effective Date, the authority, power, and incumbency of the individuals then acting as directors of ZiLOG shall be terminated, and they shall be deemed to have resigned.

            (ii) The New ZiLOG Board will be a "classified" or "staggered" board: (i) the CEO and the Informal Committee Designee will serve an initial three-year term and be subject to an election at the annual meeting of Reorganized ZiLOG in 2005; (ii) the Management Designee and one Independent Designee will serve initial two-year terms and be subject to an election at Reorganized ZiLOG's annual meeting in 2004; and (iii) one Independent Designee will serve an initial one-year term and be subject to an election at the annual meeting of Reorganized ZiLOG in 2003.

            (iii) A nomination committee comprised of the CEO and the Informal Committee Designee will appoint a New ZiLOG Board member upon the expiration of any other member's term, or upon the death, incapacity, resignation, or removal for cause of any other member. The member so appointed will serve as director until the next majority shareholder vote to accept or reject that appointment. If the CEO or the Informal Committee Designee vacates his or her directorship, an Independent Designee chosen by the remainder of the New ZiLOG Board will serve on the nomination committee to fill the vacancy. The nomination committee will nominate successor directors for election in accordance with the New ZiLOG Certificate of Incorporation and New ZiLOG Bylaws. A summary of the principal terms of the New ZiLOG Certificate of Incorporation and the New MOD III Certificate of Incorporation is attached as Exhibit 10. Changes to the structure, number, and composition of directors can be made with the approval of a majority vote of the shareholders upon the earliest of: (i) a sale of substantially all Reorganized ZiLOG's operating assets; (ii) consummation of an underwritten public offering of Reorganized ZiLOG's equity yielding proceeds to Reorganized ZiLOG of at least $25 million; (iii) a Change in Control (as defined in Exhibit 10); (iv) the second anniversary of the Effective Date; or (v) the unanimous vote of the New ZiLOG Board plus majority approval by shareholders.

         (b) Board of Directors of Reorganized MOD III Subsidiary

         The new board of directors of Reorganized MOD III Subsidiary will be elected by its shareholders. Reorganized ZiLOG, as sole holder of Reorganized MOD III Subsidiary's common stock, will enter into a voting agreement with Reorganized MOD III Subsidiary under which it will agree to vote all of its shares to elect a board of directors that mirrors the New ZiLOG Board. Reorganized MOD III Subsidiary may not amend this agreement without the consent of the New MOD III Series A Preferred Stock.

         (c) New Thorburn Employment Agreement

         ZiLOG and James M. Thorburn, Acting Chief Executive Officer and President of ZiLOG, have entered into the New Thorburn Employment Agreement.

         (d) Employment Benefit Plans

         As of the Effective Date, all of ZiLOG's employee benefit plans, programs, and benefits existing immediately before the Effective Date, other than any plan governing the Old Stock, will be retained and will constitute obligations of Reorganized ZiLOG. Any plans governing the Old Stock will be cancelled and be of no further force or effect.

      8.2 Management Incentive Plan

         On the Effective Date, Reorganized ZiLOG shall adopt the Management Incentive Plan. Under the Management Incentive Plan, Reorganized ZiLOG shall reserve 4,558,140 shares of New ZiLOG Common Stock, of which 2,116,279 shall be reserved for issuance upon the exercise of options and of which 2,441,861 shall be reserved for grants as restricted stock. The plan shall include a loan program to facilitate the payment by employees of taxes (if any) due with respect to the award of restricted stock under the Management Incentive Plan. During the first three years after the Effective Date, (a) amounts advanced under the loan program may not exceed the sum of $3.1 million, without the approval of two-thirds of the New ZiLOG Board (the "Incentive Loan Restriction"), and (b) no additional equity securities of Reorganized ZiLOG (whether in the form of warrants, options, phantom equity, or outright equity) will be issued or reserved for issuance for executive or employee incentive compensation, without the New ZiLOG Board's approval and approval by holders of at least a majority of the New ZiLOG Common Stock outstanding (the "Additional Incentive Restriction").

      8.3 New Certificate of Incorporation and New Bylaws

         (a) Reorganized ZiLOG

         On the Effective Date, the New ZiLOG Certificate of Incorporation and New ZiLOG Bylaws will become effective, without any further action by the stockholders or directors of ZiLOG or Reorganized ZiLOG. The New ZiLOG Certificate of Incorporation and New ZiLOG Bylaws, together with the provisions of the Plan, shall provide for, among other things, the authorization and issuance of the New ZiLOG Common Stock, the Non-Operating Assets Requirement, Additional Incentive Restriction, Incentive Loan Restriction, the designation and election of the New ZiLOG Board's members, all in accordance herewith, and other necessary provisions to facilitate the Plan's consummation, including (in the New ZiLOG Certificate of Incorporation) a provision prohibiting the issuance of non-voting equity securities in accordance with Section 1123(a)(6) of the Bankruptcy Code. A summary of the New ZiLOG Certificate of Incorporation is attached as
Exhibit 10.

         (b) Reorganized MOD III Subsidiary

         On the Effective Date, the New MOD III Certificate of Incorporation and New MOD III Bylaws will become effective, without any further action by the stockholders or directors of MOD III Subsidiary or Reorganized MOD III Subsidiary. The New MOD III Certificate of Incorporation and New MOD III Bylaws, together with the provisions of the Plan, shall provide for, among other things, the authorization and issuance of the New MOD III Preferred Stock, the Non-Operating Assets Requirement in accordance herewith, and other necessary provisions to facilitate the Plan's consummation, including (in the New MOD III Certificate of Incorporation) a provision prohibiting the issuance of non-voting equity securities in accordance with Section 1123(a)(6) of the Bankruptcy Code. A summary of the New MOD III Certificate of Incorporation is attached as
Exhibit 10.

      8.4 Corporate Action

         Under Section 303 of the Delaware General Corporation Law, on the Effective Date all terms of this Plan may be put into effect and carried out without further action by the directors or shareholders of either Debtor or Reorganized Debtor, who shall be deemed to have unanimously approved the Plan and all agreements and transactions provided for or contemplated herein, including: (i) the adoption of the New ZiLOG Certificate of Incorporation, New ZiLOG By-Laws, New MOD III Certificate of Incorporation, and New MOD III Bylaws; (ii) the initial selection of Reorganized ZiLOG's and Reorganized MOD III Subsidiary's directors and officers; (iii) the issuance and distribution of the New MOD III Preferred Stock and New ZiLOG Common Stock, and restricted stock and options under the Management Incentive Plan; (iv) the Amended and Restated Financing Agreement; (v) the Contribution Agreement; and (vi) the Services Agreement.

                                ARTICLE IX

           TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

      9.1 Assumed Contracts and Leases

         On the Effective Date, the Reorganized Debtors shall (i) assume the executory contracts and unexpired leases listed on the Assumed Contract List, and (ii) reject the executory contracts and unexpired leases on the Rejected Contract List. Except for contracts with TPG or its affiliates that are not listed in the Exceptions to the Mutual Release, the Reorganized Debtors shall assume any executory contract or unexpired lease not appearing on either the Assumed Contract or Rejected Contract List, including those appearing on the Exceptions to Mutual Releases. Notwithstanding the foregoing, if the Plan specifically provides for the modification of any agreement to which a Debtor is a party, those specific terms will control the parties' rights thereunder. Each Debtor reserves its right to amend the Assumed Contract and Rejected Contract Lists at any time before the Confirmation Hearing, except that neither Debtor shall have the right to remove any of the contracts on the Assumed Contract List that are identified by an asterisk (*).

      9.2 Payments Related to Assumption of Contracts and Leases

         Any monetary amounts by which any executory contract and unexpired lease to be assumed under the Plan is in default shall be satisfied, under
Section 365(b)(1) of the Bankruptcy Code, by Cure. If the Assumed Contract List indicates a specific Cure amount with respect to a contract or lease, the payment of the amount so specified shall be conclusively deemed to constitute Cure with respect to that contract or lease, and no other payment or performance on account of a prepetition default thereunder shall be required. If the amount so specified is zero, no payment shall be required. Notwithstanding the foregoing, if the other party to a contract or lease on the Assumed Contract List files, no later than the Rejection Damages Deadline, an objection disputing the Cure amount specified on the Assumed Contract List with respect to its contract or lease, or otherwise raising an objection as to (i) the nature or amount of any Cure, (ii) the ability of the Reorganized Debtor to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter relating to assumption, Cure shall occur following the entry of a Final Order by the Bankruptcy Court resolving the dispute and approving the assumption.

      9.3 Rejection Damages Deadline

         The Confirmation Order will establish the 45th day after the Confirmation Date (or any later date that the Bankruptcy Court may set) as the Rejection Damages Deadline. Any Claim not filed by the Rejection Damages Deadline shall be deemed waived and forever barred.

      9.4 Indemnification Obligations

         The Debtors' obligations to indemnify their present and former directors, officers, or employees under their certificates of incorporation, by-laws, employee-indemnification policies, state law, or any agreement shall survive and be unaffected by the Plan's confirmation, regardless of whether the right to indemnification arose before or after the Petition Date.

      9.5 Insurance Policies

         The Debtors' insurance policies and any agreement, document, or instrument relating thereto, including, without limitation, any related retrospective premium rating plan are treated as executory contracts that are assumed under Section 9.1 of the Plan. The Debtors have agreed to maintain the existing directors' and officers' liability insurance policy, or comparable policy, until the expiration of the statute of limitations period with respect to prepetition matters.

      9.6 Compensation and Benefit Programs; Retiree Benefits

         All employment plans, practices, programs, and policies of ZiLOG, other than any plan governing the Old Stock, shall be treated as executory contracts that are assumed under Section 9.1 of the Plan, subject to ZiLOG's rights under non-bankruptcy law to amend or terminate any of them. ZiLOG's obligations, if any, to pay "retiree benefits," as that term is defined in Section 1114(a) of the Bankruptcy Code, shall continue subject to ZiLOG's rights with respect thereto. MOD III Subsidiary has no employees and has not yet established any employment plans.

                                 ARTICLE X

              CONDITIONS PRECEDENT TO THE PLAN'S CONSUMMATION

      10.1 Conditions to Effective Date

         The occurrence of the Effective Date is subject to thesatisfaction or due waiver of each of the following conditions precedent:

         (a) the Bankruptcy Court must have entered an order confirming the Plan, in form and substance reasonably satisfactory to the Informal Committee, no later than April 25, 2002 and this order must, among other things, establish the Administrative Claims Bar Date and the Rejection Damages Deadline;

         (b) all conditions to the issuance of New ZiLOG Common Stock and New MOD III Preferred Stock, other than the occurrence of the Effective Date, if any, must have been satisfied;

         (c) there must not have occurred an Operational MAC Event or Liabilities MAC Event;

         (d) ZiLOG must have obtained by the Effective Date a revolving line of credit or term loan facility for at least $10,000,000 and otherwise on such terms as are reasonably acceptable to the Company and a majority of the Informal Group (provided that if any member of the Informal Group is providing the financing, then at least one member of the Informal Group who is not providing the financing shall be all that is required to approve those terms), in addition to that provided under the Amended and Restated Financing Agreement;

         (e) ZiLOG and the Informal Committee must have reached agreement on the documents to be filed in the Plan Supplement before the Exhibit Filing Date; and

         (f) all actions, other documents, and agreements necessary to implement the Plan must have been effectuated or executed and delivered.

      10.2 Provisions Governing Operational MAC Event and Liabilities MAC Event

         ZiLOG or the Informal Committee may declare the existence of an Operational MAC Event or Liabilities MAC Event by written notice to the other party. If a dispute exists as to whether an Operational MAC Event or Liabilities MAC Event has occurred, the dispute shall be presented to and resolved by the Bankruptcy Court.

      10.3 Waiver of Conditions

         ZiLOG and the Informal Committee, by a majority vote of its members, may waive, in writing, in whole or in part, any of the conditions in Section 10.1, without notice to parties in interest or the Bankruptcy Court and without a hearing. Unless waived, the failure to satisfy any condition to the Effective Date will preclude the Effective Date's occurrence, regardless of the circumstances giving rise to the failure (including any action or inaction by ZiLOG). The waiver of a condition to confirmation or to the Effective Date shall not constitute or be deemed a waiver of any other condition.

      10.4 Effect of Failure of Conditions

         Subject to Section 10.3, if the Effective Date has not occurred by the Outside Date: (a) the Debtors shall file and serve a notice to that effect on the United States Trustee, counsel for each Committee, and those parties requesting special notice; (b) the Confirmation Order shall be vacated; (c) no distributions under the Plan shall be made; (d) the Debtors and all holders of Claims and Interests shall be restored to the situation existing as of the day immediately preceding the Confirmation Date, as though the Confirmation Date never occurred; and (e) the Debtors' obligations with respect to the Claims and Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Interests by or against a Debtor or any other Person or prejudice in any manner the rights of a Debtor or any Person in further proceedings involving a Debtor.

                                ARTICLE XI

                          MODIFICATION; WITHDRAWAL

         The Debtors may modify the Plan either before or after its confirmation, to the fullest extent permitted under Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, with the prior written consent of the Informal Committee, which consent may not be unreasonably withheld. The Debtors may withdraw the Plan at any time before the Effective Date, with the prior written consent of the Informal Committee, which consent may not be unreasonably withheld, but the prior consent is required if and only if
(a) Class 3 has accepted the Plan and as of the date of withdrawal its acceptance remains effective, and (b) the Informal Committee has not filed either an objection to the Plan's confirmation or an alternative reorganization plan.

                                ARTICLE XII

                         RETENTION OF JURISDICTION

         Under Section 1142 of the Bankruptcy Code, and notwithstanding the Plan's confirmation and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of or related to the Chapter 11 Cases and the Plan, to the fullest extent permitted by law.

                               ARTICLE XIII

                          MISCELLANEOUS PROVISIONS

      13.1 Payment of Statutory Fees

         On or before the Effective Date, the Debtors shall pay all fees due under 28 U.S.C. ss. 1930, as determined by the Bankruptcy Court at the Confirmation Hearing. The Reorganized Debtors shall pay all such fees arising after the Effective Date but before the closing of the Chapter 11 Cases.

      13.2 Fees and Expenses of Informal Committee

         On the Effective Date, Reorganized ZiLOG shall pay, as Allowed Administrative Claims, without application by or on behalf of the following Professionals to the Bankruptcy Court and without notice and a hearing (unless the Bankruptcy Court requires such application or notice), the reasonable fees and expenses incurred before (to the extent unpaid) or after the Petition Date by the members of the Informal Committee and the Informal Committee's counsel and financial advisors, including amounts payable to Klee, Tuchin, Bogdanoff & Stern LLP, Credit Suisse First Boston Corporation, and Alschuler Grossman Stein & Kahan LLP, in accordance with their respective agreements with ZiLOG. If Reorganized ZiLOG and any Professional retained by the Informal Committee cannot agree on the amount of fees and expenses to be paid to the Professional, the Bankruptcy Court shall resolve the dispute.

      13.3 Severability of Plan Provisions

         If, before confirmation, the Bankruptcy Court holds that any Plan provision is invalid, void, or unenforceable, the Debtors, at their option, with the consent of the Informal Committee, which shall not be unreasonably withheld, may amend or modify the Plan to correct the defect. Unless the Plan is withdrawn, its remaining provisions shall remain in full force and effect and shall not be affected, impaired, or invalidated thereby. The Confirmation Order shall constitute a judicial determination that each Plan provision, as it may have been amended or modified in accordance with the foregoing, is valid and enforceable.

      13.4 Computation of Time

         Bankruptcy Rule 9006(a) governs the computation of any period of time prescribed or allowed by the Plan.

      13.5 Committees

         (a) Informal Committee Consent

         If (i) the United States Trustee appoints an official committee of creditors in the Chapter 11 Cases, and (ii) a majority of the members of that official committee, at the time of their appointment, are members of the Informal Committee, thereafter any reference in this Plan to the consent of or approval by the Informal Committee shall mean the consent of or approval by that official committee.

         (b) Termination of Committees' Duties

         On the Effective Date, the duties of all Committees shall terminate, except with respect to any pending appeal of an order entered in the Chapter 11 Cases, the prosecution of Professional Fee Claims, and any appeal of an order in the Chapter 11 Cases. The Professionals retained by the Committees and the members thereof shall not be entitled to compensation or reimbursement of expenses for any services rendered or expenses incurred after the Effective Date, except for services rendered and expenses incurred in connection with any applications by the Professionals or committee members for allowance of compensation and reimbursement of expenses pending on the Effective Date or timely filed after the Effective Date as provided in the Plan.

      13.6 Exculpation and Limitation of Liability

         To the maximum extent permitted by law, as though the Chapter 11 Cases had been filed July 1, 2001, none of the Debtors, the Reorganized Debtors, the Estates, the Committees, the Senior Notes Indenture Trustee, the Secured Lender, nor any of their employees, members of the Committees, financial advisors or voting agents employed or retained by any of them, whether or not by Bankruptcy Court order, shall have or incur any liability to any Person for any act taken or omission made in good faith in connection with or related to the formulation of the Plan, the Disclosure Statement, or any contract, instrument, release, or other agreement or document created in connection therewith, the solicitation of acceptances for and confirmation of the Plan, or the consummation and implementation of the Plan and the transactions contemplated therein.

      13.7 Binding Effect

         The Plan shall be binding on and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, their respective successors and assigns, including the Reorganized Debtors, and all other parties in interest in the Chapter 11 Cases. The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of that Person.

      13.8 Plan Supplement

         The Debtors shall file the Plan Supplement with the Clerk of the Bankruptcy Court at least five Business Days before the date of the commencement of the Confirmation Hearing, except that the Debtors will file a complete list of the individuals who will serve as Reorganized ZiLOG's initial directors and a summary of their qualifications no later than the date of the Confirmation Hearing. Any Person may examine the Plan Supplement in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of the Plan Supplement on written request to the Debtors

      13.9 Notices to the Debtors

         Any notice, request, or demand required or permitted to be given to the Debtors under the Plan shall be (i) in writing; (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail, or (e) facsimile transmission; and
(iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                  ZiLOG, INC.
                  532 Race Street
                  San Jose, California  95126
                  Att'n:  General Counsel
                  Telephone:      (408) 558-8500
                  Facsimile:      (408) 558-8300

         with copies to:

                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                  300 South Grand Avenue, Suite 3400
                  Los Angeles, California  90071
                  Att'n:   Richard Levin
                           Peter W. Clapp
                  Telephone:      (213) 687-5000
                  Facsimile:      (213) 687-5600

                          -and-

                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                  525 University Avenue, Suite 1100
                  Palo Alto, California  94301
                  Att'n:   Thomas J. Ivey
                  Telephone:      (650) 470-4500
                  Facsimile:      (650) 470-4570




                                ARTICLE XIV

                            CONFIRMATION REQUEST

         The Debtors request that the Bankruptcy Court confirm the Plan under Section 1129(b) of the Bankruptcy Code.

Dated as of January 22, 2002
San Jose, California



                                           ZiLOG, INC.



                                           By:   /s/ Perry Grace
                                              ----------------------------------
                                           Name:  Perry Grace
                                           Title:  Chief Financial Officer


                                           ZiLOG-MOD III, Inc.



                                           By:   /s/ Perry Grace
                                              ----------------------------------
                                           Name:     Perry Grace
                                           Title:    Treasurer



SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP



/s/ Richard Levin
-------------------
Richard Levin
Peter W. Clapp
Stephen J. Lubben

Proposed Attorneys for ZiLOG, Inc. and
ZiLOG-MOD III, Inc., Debtors and Debtors in Possession